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                                                                   EXHIBIT 10.12

                       BONUS POOL DISBURSEMENT AGREEMENT


     THIS BONUS POOL DISBURSEMENT AGREEMENT (the "Bonus Disbursement Agreement")
                                                  ----------------------------
is made and entered into as of December 22, 1998 by and among PC-Tel, Inc., a Delaware corporation ("PC-Tel" or the "Company"), General DataComm, Inc., a
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Delaware corporation ("GDC"), and Greater Bay Trust Company, as escrow agent
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(the "Escrow Agent") and each of the Employees (as defined below).
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                                    RECITALS
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     A.   PC-Tel, a subsidiary of PC-Tel and GDC are parties to that certain
Asset Purchase Agreement dated as of December 22, 1998 (the "Purchase
                                                             --------
Agreement"), providing for the purchase by PC-Tel of substantially all of the
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assets of Technology Alliance Group, a division of GDC.  Capitalized terms used but not defined herein shall have the meanings set forth in the Purchase Agreement.

     B. Pursuant to Section 2.8(b) of the Purchase Agreement, PC-Tel and its subsidiary shall deposit with the Escrow Agent the sum of Two Million, Five Hundred Thousand Dollars ($2,500,000) (the "Escrow Amount") into an escrow fund (the "Escrow Fund") as an acquisition bonus and employee retention program for those former employees of GDC who are continuing as employees of PC-Tel following completion of the Asset Purchase, as set forth in Schedule A attached
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hereto (individually, an "Employee" and collectively, the "Employees").  Each
Employee has entered into an Acquisition Bonus Agreement with the Company, a copy of which has been provided to the Escrow Agent (the "Bonus Agreement"), which sets forth the terms and conditions for the disbursement of the Escrow Fund. Capitalized terms used but not defined herein shall have the meanings set forth in the Bonus Agreement.

     C. This Escrow Agreement sets forth the basis on which the Escrow Agent will receive and hold, and make disbursements from, the Escrow Fund and the duties for which the Escrow Agent will be responsible.

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

     1.   Appointment.  PC-Tel, GDC and each of the Employees hereby appoint the
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Escrow Agent as escrow agent to serve in such capacity in accordance with the terms and conditions set forth in this Escrow Agreement. The Escrow Agent hereby accepts such appointment.

     2.   Asset Purchase Agreement.  The Escrow Agent acknowledges receipt of a
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copy of the Purchase Agreement; however, except for reference thereto for definitions of certain words or terms not defined herein, the Escrow Agent is not charged with any duties or responsibilities with respect to the Purchase Agreement.

     3.   Escrow Cash.  At the Closing, as partial payment of the Purchase Price
          -----------
under the Purchase Agreement, PC-Tel and a subsidiary of PC-Tel shall deposit the Escrow Cash directly with the
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Escrow Agent, the receipt of which shall be acknowledged, and the same accepted, by the Escrow Agent as escrow agent hereunder. The Escrow Cash shall be held in trust by the Escrow Agent and shall be invested, promptly upon receipt and pending disbursement in securities and investments as may be directed by each of the Employees through self-directed investments to the extent permitted by the Escrow Agent. Schedule B attached hereto sets forth a current list of those
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investment vehicles which will be available through the Escrow Agent. The Escrow
Agent shall establish and separately administer a discrete account for each Employee in respect of that portion of the Escrow Fund which is allocable to such Employee and which is identified in each Employee's Bonus Agreement (the "Allocable Amount"). The Escrow Fund, as such term is used herein, shall include the aggregate of the Allocable Amounts of all the Employees comprising the Escrow Cash; the separate accounts holding the Allocable Amounts shall each be increased by the amount of any appreciation, interest or other property which may result from such Employee-directed investment, less any disbursements or investment-related losses.

     4.   Interest.  The parties acknowledge that payment of any appreciation,
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interest or other property earned on the funds invested in this escrow will be subject to backup withholding penalties unless either a properly completed Internal Revenue Service Form W8 or W9 certification is submitted to Escrow Agent.

     5.   Claims Upon Escrow Fund.
          -----------------------

          (a) Within five days of each Payment Date, PC-Tel shall notify GDC, the Escrow Agent and each Employee in writing of the amount of the Bonus to be paid to each Employee in accordance with the terms of the Bonus Agreement. Such instruction shall provide for the deduction of any federal, state and other withholding taxes that may be required to be deducted in connection with such
payment.   Upon receipt of such instruction, the Escrow Agent shall promptly provide for the disbursement of the Escrow Fund to each of the Employees in the amounts specified in the instruction.

          (b) In the event of the termination of the employment of any Employee with PC-Tel for any reason prior to the third anniversary of the Closing, within not more than thirty days of such event, PC-Tel shall notify GDC, the Escrow Agent and the affected Employee in writing of the event of such termination and any instruction for the disbursement of a Bonus payment (net of any applicable withholding taxes) in accordance with the terms of the Bonus Agreement. In the event the instruction provides for the disbursement of a Bonus payment to the affected Employee, such disbursement shall be made as soon as practicable following receipt of the instruction. In the event the instruction provides for the remittance of a portion of the Escrow Fund to GDC, no withholding shall be required and the required remittance shall be made as promptly as practicable following receipt of both the instruction of PC-Tel and the written consent of the affected Employee.

          (c) In the event PC-Tel shall fail to provide the required instruction within the time period specified in Section 5(a) or (b) above, the affected Employee or GDC as applicable may provide the required instruction to the Escrow Agent; provided, however, no disbursement of funds may be made without the written consent of PC-Tel.

                                      -2-
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          (d) In the event there is any Allocable Amount which for any reason remains undisbursed to the Employees in accordance with the terms hereof upon the expiration of this Agreement, such Allocable Amount shall be remitted to GDC.

     6.   Escrow Provisions.
          -----------------

          (a) In acting in accordance with the provisions of this Agreement, the Escrow Agent may rely and shall be protected in acting or refraining from acting upon any written notice, request, waiver, consent, receipt or other paper or document from any Employee or any duly authorized officer or agent of PC-Tel, not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth of any information therein contained, that the Escrow Agent in good faith believes to be genuine and as to which the Escrow Agent shall have no actual notice of invalidity, lack of authority or other deficiency.

          (b) The Escrow Agent shall not be liable for any error of judgment, or for any act done or step taken or omitted by it in good faith, or for any mistake of fact or law, or for anything which it may do or refrain from doing in connection therewith, except for any liability arising from its own negligence, willful misconduct or bad faith.

          (c) The Escrow Agent shall be entitled to consult with competent and responsible counsel of its choice with respect to the interpretation of the provisions hereof, and any other legal matters relating hereto, and shall be fully protected in taking any action or omitting to take any action in good faith in accordance with the advice of such counsel.

          (d) PC-Tel agrees to indemnify and hold the Escrow Agent harmless for any and all claims, liabilities, costs, payments and expenses, including without limitation, fees of counsel (who may be selected by the Escrow Agent) for court actions, for anything done or omitted by it in the performance of this Escrow Agreement, except as a result of the Escrow Agent's own negligence, willful misconduct or bad faith.

          (e) All evidence of investment of funds in the Escrow Fund (including, but not limited to, savings account passbooks, certificates, notes and other similar items) shall be kept in a place of safekeeping at an office of the Escrow Agent, or with a safe deposit company, including any such safe deposit company owned in whole or in part by the Escrow Agent or by any affiliate of the Escrow Agent. The Escrow Agent shall keep accurate accounts of all income and interest earned by the funds in the Escrow Fund.

          (f) All fees and related expenses of the Escrow Agent for its services hereunder (including fees of its legal counsel) shall be paid by PC-Tel. Such fees and expenses shall be determined in accordance with the fee schedule attached hereto as Schedule C or as otherwise provided to PC-Tel.
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          (g) None of the provisions contained in this Escrow Agreement shall cause the Escrow Agent to advance its own funds in the performance of its duties herein described.

                                      -3-
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     7.   Successor Escrow Agent.  The Escrow Agent, or any successor, may
          ----------------------
resign at any time upon giving written notice to PC-Tel, GDC and each of the Employees thirty (30) days before such resignation shall take effect. In addition, PC-Tel and GDC may terminate the Escrow Agent's appointment as escrow agent upon giving written notice to the Escrow Agent and each of the Employees thirty (30) days before such termination shall take effect. If the Escrow Agent shall resign, be terminated or be unable to serve, then it shall be succeeded by such bank or trust company named by PC-Tel and GDC in such thirty (30) day period, or if no such appointment is made by that time, then by a bank or trust company appointed by a court of competent jurisdiction upon petition by PC-Tel to appoint a successor escrow agent. The Escrow Agent shall transfer the Escrow Cash to its successor and shall thereupon be discharged, and the successor shall thereupon succeed to all of the rights, powers and duties and shall assume all of the obligations of the Escrow Agent originally named in this Escrow Agreement.

     8.   Payment of Taxes.  Each of the Employees shall be treated as the owner
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of the Allocable Amount owing to such Employee for all tax purposes, but only upon disbursement of the Allocable Amount to such Employee. Escrow Agent shall cause all information statements to be prepared in accordance with this Section 8 and all parties shall prepare their tax returns accordingly.

     9.   Expiration.  Unless extended in writing by the parties hereto, the
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escrow provided for in this Escrow Agreement shall expire upon written notice from PC-Tel and GDC.

     10.  Notices.  All notices and other communications hereunder shall be in
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writing and shall be deemed given or delivered if delivered personally or by express courier, mailed by registered or certified mail (return receipt requested) or sent by telecopy, confirmation received, to the parties at the following addresses and telecopy numbers (or at such other address or number for a party as shall be specified by like notice):

          (a)  If to PC-Tel to:

               PC-Tel, Inc.
               70 Rio Robles
               San Jose, CA 95134
               Attn: Chief Financial Officer
               Tel:  (408) 965-2100
               Fax:  (408) 383-0455

          (b)  If to GDC to:

               General DataComm, Inc.
               1579 Straits Turnpike
               Middlebury, CT 06762
               Attn: Chief Financial Officer
               Tel:  (203) 574-1118
               Fax:  (203) 758-8507

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          (c) if to an Employee, at the Employee's address as set forth opposite such Employees name in Exhibit A to the Bonus Agreement.

     11.  Nonassignability.  Notwithstanding anything to the contrary contained
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herein, no Allocable Amount or any beneficial interest therein may be sold, assigned or otherwise transferred, including by operation of law, by any Employee or be taken or reached by any legal or equitable process in satisfaction of any debt or other liability of such Employee. Any such attempted transfer in violation of this Section shall be null and void.

     12.  Successors and Assigns.  This Escrow Agreement and all action taken
          ----------------------
hereunder in accordance with its terms shall be binding upon and inure to the benefit of PC-Tel, its subsidiaries, GDC and their respective successors and assigns, the Escrow Agent and its successors, and each Employee and such Employee's successors, assigns, heirs, executors, administrators and legal representatives.

     13.  Entire Agreement.  This Escrow Agreement constitutes the entire
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Agreement among the parties with the Escrow Agent, and among the other parties with respect to this particular escrow except as set forth under the Purchase Agreement, and it supersedes all prior or concurrent arrangements or understandings with respect thereto. The other parties hereby acknowledge and agree that the Escrow Agent's duties and obligations hereunder are limited, and that the Escrow Agent shall have no duties or obligations except as clearly specified herein, and no implied duties or obligations shall be read into this Escrow Agreement against the Escrow Agent, nor shall the Escrow Agent have any responsibility for the enforcement of the obligations of any parties hereto.

     14.  Waivers.  No waiver by any party hereto of any condition or of any
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breach of any provision of this Escrow Agreement shall be effective unless in writing. No waiver by any party of any such condition or breach, in any one instance, shall be deemed to be a further or continuing waiver of any such condition or breach or a waiver of any other condition or breach of any other provision contained herein.

     15.  Counterparts.  This Escrow Agreement may be executed in several
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counterparts, each of which shall be deemed an original, but such counterparts shall together constitute one and the same instrument.

     16.  Governing Law.  This Escrow Agreement shall be governed by and
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construed in accordance with the laws of the State of California.  Any dispute between PC-Tel and any Employee arising hereunder shall be resolved by arbitration in accordance with the terms of the Employee's employment letter with the Company.

     17.  Consequential Losses.  In no event shall the Escrow Agent be liable
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for special, indirect or consequential loss or damage of any kind whatsoever
(including but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

                                      -5-
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     IN WITNESS WHEREOF, the parties have executed or caused this Bonus Pool
Disbursement Agreement to be duly executed as of the day and year first above written.


"PC-TEL"                      PC-TEL, INC.

                              By:
                                 ------------------------------------------
                              Title:
                                    ---------------------------------------


"ESCROW AGENT"                GREATER BAY TRUST COMPANY

                              By:
                                 ------------------------------------------
                              Title:
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"EMPLOYEE"
                              ---------------------------------------------
                                               (signature)

                              ---------------------------------------------
                                               (print name)


"GDC"                         GENERAL DATACOMM, INC.

                              By:
                                 ------------------------------------------
                              Title:
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                                  SCHEDULE A
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                               LIST OF EMPLOYEES

                                 Emil Ghelberg
                                William Conway
                                    Tat Ho
                                Yuri Goldstein
                               Caroline Delphia
                                Brian Hannigan
                                   James Kay
                                Sandra Knobloch
                                Val Maizenberg
                                  Khalid Syed
                                Vitaly Drucker
                                  Terry Engel
                                 William Hanna
                                  David Moon
                                 Yuriy Okunev
                              Michael Richardson
                                   Qin Wang
                                  Eldad Zeira
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                                  SCHEDULE B
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                          LIST OF INVESTMENT VEHICLES
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                                  SCHEDULE C
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                           ESCROW AGENT FEE SCHEDULE

For each individual Employee, a $300 annual fee shall be charged. For each transaction performed on behalf of the Employee, a $20 fee shall be charged.